UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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HRPT PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

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HRPT PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2006

To the shareholders of HRPT Properties Trust:

Notice is hereby given that the annual meeting of shareholders of HRPT Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m. on Tuesday, May 23, 2006, at 400 Centre Street, Newton, Massachusetts, for the following purposes:

1.                 To elect two trustees in Group II to our board.

2.                 To approve amendments to our declaration of trust that increase certain of our beneficial ownership limitations from 8.5% to 9.8% of the value of our total shares outstanding, and provide that our bylaws may include measures to enforce those ownership limitations, in addition to the mechanisms currently provided in our declaration of trust.

3.                 To approve an amendment to our declaration of trust that will provide the board of trustees with the power to amend our declaration of trust to change our name.

4.                 To approve amendments to our declaration of trust that permit us to issue shares without certificates and remove our obligation to deliver certain reports to our shareholders.

5.                 To approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 2 through 4.

6.                 To consider and act upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

The board has fixed the close of business on March 24, 2006, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board,
John C. Popeo, Secretary
March , 2006

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

HRPT PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 23, 2006

INTRODUCTION

A notice of the annual meeting of shareholders of HRPT Properties Trust, a Maryland real estate investment trust, or the company, is on the preceding page and a form of proxy solicited by our board of trustees, or the board, is enclosed. We are paying the cost of this solicitation. In addition to solicitation by mail, our trustees and officers may solicit proxies personally or by telephone or e-mail. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies. We are paying Innisfree a fee of $15,000, plus reasonable expenses, for these services; the amount of this payment may increase if services in addition to those now contemplated are required and provided. This proxy statement and the attached form of proxy are being first sent to shareholders on or about March 31, 2006, together with a copy of our annual report to shareholders for the year ended December 31, 2005, including our audited financial statements.

The annual meeting record date is March 24, 2006. Only shareholders of record as of the close of business on March 24, 2006, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 209,860,625 common shares of beneficial interest, $.01 par value per share, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting and will be voted as specified in the proxies. Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum for the meeting.

To be elected, each nominee for our board must receive the affirmative vote of a majority of our common shares entitled to vote at the meeting. Common shares represented by valid proxies marked “For” will be voted FOR both nominees for trustee. Common shares represented by valid proxies marked “Withhold” as to one or both nominees will not be counted as voting in favor of the applicable nominee or nominees. These shares and shares not voted will have the effect of a vote AGAINST the nominee or nominees for trustee.

The affirmative vote of 75% of our common shares entitled to vote at the meeting is required for the approval of Item 2. The affirmative vote of a majority of our common shares entitled to vote at the meeting is required for the approval of Items 3 and 4. An abstention or a share not voted with respect to any of these items will have the same effect as votes AGAINST that item.

The affirmative vote of a majority of all votes cast at the meeting at which a quorum is present is required for the approval of Item 5. Abstentions and shares not voted as to Item 5 will have no effect because they are not considered votes cast at the meeting.

If your shares are held in the name of a bank, brokerage firm or other similar holder of record (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Holders of record have the authority under rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.”

Under the NYSE rules, each of Item 1 (election of trustees), Items 2 and 4 (approval of the amendments to our declaration of trust described in those items) and Item 5 (adjournment or postponement of the meeting) are considered routine items for which street name shares may be voted without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy card will be voted FOR each nominee for trustee under Item 1 and FOR Items 2, 4 and 5.

The approval of the amendment to our declaration of trust described in Item 3 is considered a non-routine matter for which street name holders of record may not vote your shares without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted with respect to Item 3, your shares will not be voted, which will have the same effect as votes AGAINST the item.

If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting but we will not deliver another notice of the meeting unless it is to be held after July 22, 2006. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her common shares in person.

Our website address is included several times in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Item 1.                        Election of two trustees in Group II to our board.

The number of our trustees is currently fixed at five, and our board is currently divided into three groups, with two trustees in Group I, two trustees in Group II and one trustee in Group III. Trustees in each group are elected for three year terms and until their successors are elected and qualify. Two of our trustees, Tjarda Clagett and Gerard M. Martin have notified us they will not stand for re-election at our annual meeting. As discussed below, pursuant to a recommendation of our nominating and governance committee, the board has nominated William A. Lamkin and Adam D. Portnoy to stand for election at our annual meeting.

Our business is conducted under the general direction of our board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on October 9, 1986.

Three of our current trustees, Tjarda Clagett, Patrick F. Donelan and Frederick N. Zeytoonjian, are our independent trustees within the meaning of our declaration of trust and bylaws; that is, trustees who do not perform any services for us except as trustees, are not involved in our day to day activities and are not employed by Reit Management & Research LLC, or RMR, which is our manager, or otherwise affiliated or have a material business relationship with us, RMR or any other person or entity that holds in excess of 8.5% of our issued and outstanding common shares. This proxy statement includes a proposal to change this percentage to 9.8%. If elected, Mr. Lamkin will also be an independent trustee. Our board is comprised of a majority of trustees who also qualify as independent trustees pursuant to the corporate governance standards for companies listed on the NYSE.

In determining independence pursuant to NYSE standards, each year our board affirmatively determines whether trustees have a direct or indirect material relationship with us, including our subsidiaries. When assessing a trustee’s relationship with us, the board considers all relevant facts and circumstances, not merely from the trustee’s standpoint, but from that of the persons or organizations with which the trustee has an affiliation. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

The board has determined that Messrs. Clagett, Donelan and Zeytoonjian currently qualify, and that Mr. Lamkin, if elected will qualify, as independent under NYSE rules. In making that determination, the board considered Mr. Clagett’s past employment with Merrill Lynch Capital Markets, a company which has provided investment banking services to us, and Mr. Donelan’s past employment with Dresdner Kleinwort Wasserstein, an affiliate of which was the agent and a lender under our previous revolving bank credit facility. Such former relationships ended approximately five years ago and were with very large companies for each of which we did not account for a material amount of revenues. Mr. Lamkin has not had, and does not currently have, any relationships with us. Based on that, the board determined that those former relationships are not material and do not impair the judgment of these trustees in connection with their duties and responsibilities as trustees.

During 2005, our board held seven meetings, our audit committee held nine meetings, our compensation committee held four meetings, and our nominating and governance committee held two meetings. During 2005, each trustee attended 75% or more of the total number of meetings of our board and any committee of which he was a member during the time in which he served on our board or such committee. All of our trustees attended last year’s annual meeting of shareholders.

In 2005, each independent trustee received an annual fee of $20,000 for services as a trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees were paid if a board meeting and one or more board committee meetings were held on the same date. In 2005, the chairpersons of our audit committee, compensation committee and nominating and governance committee received an additional $5,000, $1,000 and $1,000, respectively. In addition, in 2005 each independent trustee received a grant of 1,500 of our common shares as part of his annual compensation. We generally reimburse all our trustees for travel expenses incurred in connection with their duties as trustees.

The present trustees in Group II are Tjarda Clagett and Gerard M. Martin. The term of Group II trustees elected at the meeting will expire at our 2009 annual meeting of shareholders. Pursuant to a recommendation of our nominating and governance committee, the board has nominated Messrs. Lamkin and Adam Portnoy for election as Group II trustees. The persons named in the enclosed proxy intend to exercise properly executed and delivered proxies for the election of Messrs. Lamkin and Adam Portnoy, except to the extent that proxy cards indicate that the votes should be withheld for one or both nominees. Senior Housing Properties Trust, or SNH, Gerard Martin and Frederick Zeytoonjian, currently trustees of both SNH and the company, and RMR, our manager and SNH’s manager, together with RMR’s beneficial owners, Barry Portnoy, one of our managing trustees, and his son, Adam Portnoy, our Executive Vice President and a nominee for election as a trustee, have voting control over an aggregate of 2,377,126 common shares (1.1% of our common shares outstanding and entitled to vote at the meeting) and intend to vote FOR the election of Messrs. Lamkin and Adam Portnoy as Group II trustees and FOR Items 2, 3, 4 and 5 described below.

The board recommends a vote FOR the election of William A. Lamkin and Adam D. Portnoy as Group II trustees.

NOMINEES FOR TERMS EXPIRING IN 2009

The following are the ages and recent principal occupations as of March 24, 2006, of Messrs. Lamkin and Adam Portnoy:

WILLIAM A. LAMKIN, Age: 46

Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since November 2003, and a partner in Ackrell & Company LLC, a San Francisco based investment advisory firm, since October 2002. From December 2001 until October 2002, Mr. Lamkin served as a financial consultant to companies in the technology sector. Prior to December 2001, he was a Senior Vice President in the investment banking division of ABN AMRO, Incorporated.

ADAM D. PORTNOY, Age: 35

Mr. Portnoy has been our Executive Vice President since 2003. Mr. Portnoy has served as a Vice President of RMR since September 2003 and is the minority beneficial owner of RMR. Prior to September 2003, Mr. Portnoy served as an Investment Officer at the International Finance Corp., a member of the World Bank Group, from 2001 to July 2003. Mr. Portnoy is the son of Barry M. Portnoy, one of our managing trustees.

CONTINUING TRUSTEES

In addition to Messrs. Lamkin and Adam Portnoy, the following persons currently serve on our board. The following information is as of March 24, 2006:

PATRICK F. DONELAN, Age: 63

Mr. Donelan has been one of our trustees since 1998. Mr. Donelan has been principally employed as a private investor since December 2003. Mr. Donelan was the Non-Executive Chairman and member of the advisory board until December 2003, and was Chief Executive Officer through December 2002, of eSecLending (Europe) Ltd, a London based privately owned company in the business of managing securities lending programs for institutional owners of publicly owned securities. Prior to its acquisition by Dresdner Bank in 1995, Mr. Donelan was Chairman of Kleinwort Benson (North America) Inc., the U.S. based subsidiary of Kleinwort Benson Limited, a United Kingdom based bank. At the time of his retirement in 2001, Mr. Donelan was a Managing Director at Dresdner Kleinwort Wasserstein, the U.K. subsidiary of Dresdner Bank of Germany. Mr. Donelan is a Group III trustee and will serve until our 2007 annual meeting of shareholders.

BARRY M. PORTNOY, Age: 60

Mr. Portnoy has been one of our managing trustees since 1986. Mr. Portnoy has been a managing trustee of HPT and of SNH since 1995 and 1999, respectively, and a managing director of Five Star since 2001. Mr. Portnoy is the majority beneficial owner of RMR, and the owner of RMR Advisors, a registered investment advisor, or RMR Advisors. Mr. Portnoy has been the chairman of RMR since 1986, and a director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been a trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund and RMR Preferred Dividend Fund since 2003, 2004, 2004 and 2005, respectively. Mr. Portnoy is a Group I trustee and will serve until our 2008 annual meeting of shareholders.

FREDERICK N. ZEYTOONJIAN, Age: 70

Mr. Zeytoonjian has been one of our trustees since 1999. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian has been a trustee of SNH since October 2003. Mr. Zeytoonjian is a Group I trustee and will serve until our 2008 annual meeting of shareholders.

BOARD COMMITTEES

We have an audit committee, a compensation committee and a nominating and governance committee. Each of the above committees is comprised of Messrs. Clagett, Donelan and Zeytoonjian, who are independent under applicable NYSE listing standards and each committee’s respective charter. Its is expected that Mr. Lamkin will replace Mr. Clagett on these committees upon his election as an independent trustee.

The primary function of our audit committee is to select our independent registered public accounting firm and to assist our board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; and (4) the performance of our internal audit function. The board has determined that Mr. Donelan is our audit committee financial expert and is “independent” as defined by the rules of the Securities and Exchange Commission, or SEC, and the NYSE. The board’s determination that Mr. Donelan is a financial expert was based upon his prior experiences as: (i) a senior commercial banker responsible for lending to numerous publicly owned companies; (ii) chief executive officer of the U.S. subsidiary of Kleinwort Benson Limited, a United Kingdom based bank; (iii) managing director of Dresdner Kleinwort Wasserstein, an investment bank; (iv) a member of our audit committee since 1998; and (v) chief executive officer of a securities lending business.

Our compensation committee’s primary responsibilities include: (1) reviewing at least annually the performance of RMR under its contract with us and making determinations regarding continuance of the contract; (2) evaluating the performance of our President; (3) reviewing the performance of our director of internal audit and determining the compensation payable to him; and (4) evaluating, approving and administering all our equity compensation plans.

The responsibilities of our nominating and governance committee include: (1) identification of individuals qualified to become members of our board and recommending to the board the trustee nominees for each annual meeting of shareholders or when vacancies occur; (2) development and recommendation to the board of a set of governance principles; and (3) evaluation of the performance of our board.

Our policy with respect to board members’ attendance at our annual meetings of shareholders can be found in our governance guidelines, the full text of which appears at our website at www.hrpreit.com. In addition to our governance guidelines, copies of the charters of our audit, compensation and nominating and governance committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge by writing to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458 or at our website, www.hrpreit.com.

COMMUNICATIONS WITH TRUSTEES

Any shareholder or other interested party who desires to communicate with our independent trustees or any other trustees, individually or as a group, may do so by filling out a report at our website (www.hrpreit.com), by calling our toll-free confidential message system at 866-511-5038, or by writing to the party for whom the communication is intended, care of our director of internal audit, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458. Our director of internal audit will then deliver any communication to the appropriate party or parties.

MEETINGS BY INDEPENDENT TRUSTEES

Pursuant to our governance guidelines, our independent trustees, who constitute our non-management trustees, meet at least once each year without management. The presiding trustee at these meetings is the chair of our audit committee, unless the independent trustees in attendance select another independent trustee to preside.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROPOSALS

Our board has established governance guidelines which, among other matters, set forth the qualifications for service on our board. These guidelines may be changed from time to time by our board upon the recommendation of our nominating and governance committee. Our board makes nominations of persons to be elected by shareholders as trustees. Our board also elects trustees to fill board vacancies which may occur from time to time. In both these circumstances, our board will act upon recommendations made by our nominating and governance committee.

It is the policy of our nominating and governance committee to consider candidates for election as trustees who are recommended by our shareholders pursuant to the procedures set forth below.

If a shareholder who is entitled to do so under our bylaws desires to recommend an individual for membership on the board, then that shareholder must provide a written notice to the chair of the nominating and governance committee and to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458. In order for a recommendation to be considered by the nominating and governance committee, this notice must be received within the 30-day period ending on the last date on which shareholders may give timely notice for trustee nominations under our bylaws and applicable state and federal law, and must contain, at a minimum, the following:

(A)  as to each person whom the shareholder proposes to recommend for election or reelection as a trustee,

(1)   such person’s name, age, business address and residence address,

(2)   the class, series and number of our shares of beneficial interest that are beneficially owned or owned of record by such person,

(3)   the date such shares were acquired and the investment intent of such acquisition,

(4)   the record of all purchases and sales of our securities by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, and

(5)   all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to the SEC’s proxy rules, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

(B)  as to the shareholder giving the notice and any shareholder associated person (defined below), the class, series and number of our shares which are owned of record by such shareholder and by such shareholder associated person, if any, and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by such shareholder and by any such shareholder associated person;

(C)  as to the shareholder giving the notice and any shareholder associated person, their names and addresses, as they appear on our share ledger and current names and addresses, if different;

(D)  as to the shareholder giving the notice and any shareholder associated person, the record of all purchases and sales of our securities by such shareholder or shareholder associated person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

(E)  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee on the date of such notice.

A “shareholder associated person” of any shareholder is (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of our shares of beneficial interest owned of record, or beneficially, by such shareholder and (3) any person controlling, controlled by or under common control with such shareholder or shareholder associated person.

Our board or our nominating and governance committee may request additional information about the shareholder nominee or about a recommending shareholder.

In considering candidates to serve as trustees, our nominating and governance committee seeks individuals who have qualities which the committee believes may be effective in serving our long term best interests. Among the characteristics which the committee considers are the following: the quality of the candidate’s past services to the company, if any; the business and personal experience of the candidate and their relevance to our business; the reputation of the candidate for integrity; the reputation of the candidate for intelligence, sound judgment, the ability to understand complex financial issues and to make meaningful inquiries; the willingness and ability of the candidate to devote sufficient time to board business; the familiarity of the candidate with the responsibilities of service on the board of a publicly owned company; the status of the candidate as independent of management; and other matters that the nominating and governance committee deems appropriate. In seeking candidates for trustees who have not previously served as our trustees, the nominating and governance committee may use the business, professional and personal contacts of its members, it may accept recommendations from other board members, and, if it considers it appropriate, the nominating and governance committee may engage a professional search firm. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our nominating and governance committee.

To be eligible for consideration at our 2007 annual meeting, shareholder nominations of a candidate (or candidates) to be elected as a trustee (or trustees) must be received at our principal executive offices no earlier than December 1, 2006 and no later than December 31, 2006. Shareholder nominations must also be made in compliance with the informational requirements about the nominee and the nominating shareholder and otherwise as set forth in our bylaws. Shareholder nominations which are recommended by our nominating and governance committee and supported by our board will appear in our 2007 proxy statement. Shareholder nominations which are properly made in accordance with our bylaws but are not recommended by our nominating and governance committee or are not supported by our board will not appear in our 2007 proxy statement, but they may be considered at our annual meeting.

In 2005, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our board. We did not receive any shareholder recommendations or nominations for our board for the 2006 annual meeting, except the nominations made by our board which includes board members who are shareholders.

Under our bylaws and the rules and regulations of the SEC, to be eligible for inclusion in the proxy statement for our 2007 annual meeting, shareholder items other than nominations must be received at our principal executive offices no later than December 1, 2006, and must otherwise satisfy the conditions for inclusion established by our bylaws and the SEC. Proposals by shareholders, other than nominations intended for presentation at the 2007 annual meeting but not intended to be included in our proxy statement for that meeting, must be received at our principal executive office no earlier than December 1, 2006, and no later than December 31, 2006, and must meet all other requirements of our bylaws and of the SEC.

Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and items, may be obtained by writing to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458.

Item 2.                        Approval of amendments to our declaration of trust that increase certain of our beneficial ownership limitations from 8.5% to 9.8% of the value of our total shares outstanding, and provide that our bylaws may include measures to enforce those ownership limitations, in addition to the mechanisms currently provided in our declaration of trust.

Since our formation in 1986, our declaration of trust has contained a number of provisions which may be utilized to protect our status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, and to prevent a change of control which is not approved by our board. Among other things, our board is granted the power to purchase any or all of our shares that have been transferred in a manner which would allow a shareholder or group of shareholders acting in concert to obtain more than 8.5% of the total number of any class of our shares outstanding.

Without limiting that general grant of powers, Section 6.14 of our declaration of trust imposes a specific ownership limitation. If direct or indirect beneficial ownership of more than 8.5% in value of our total outstanding shares becomes concentrated in one person or group (as determined pursuant to the declaration of trust), other than specified excepted persons, our board has the power to (1) purchase the excess shares, and (2) refuse to transfer or issue shares which, in the opinion of our board, would become such excess shares. In the case of a purchase, the purchase price is fair market value (which would currently be determined by reference to our share price on the NYSE at a date determined pursuant to the declaration of trust). Section 6.14 of our declaration of trust also provides that any transfer of shares, options or other securities convertible into shares that would create a beneficial owner, other than any of the excepted persons, of shares representing more than 8.5% in value of the total shares outstanding shall be deemed to be void ab initio, and the intended transferee shall be deemed never to have had an interest in these shares, options or other securities.

We believe our ownership limitation is very important to us and our shareholders, but we also believe that the 8.5% limitation contained in Section 6.14 does not reflect current practices for REITs and should be increased to 9.8% in value of our total outstanding shares to reflect those practices.

The amendment proposed by this Item 2 also adds a new provision to Section 6.14 which states that from time to time we may include in our bylaws measures to enforce the share ownership limitation in addition to those now contained in the declaration of trust. Our bylaws may be amended from time to time by our board.

Our declaration of trust does not include some provisions that now commonly appear in charters or declarations of trust of REITs relating to enforcement of share ownership limitations, and from time to time our board may determine that additional or different enforcement provisions are in the interests of our shareholders. While our board currently has power under Maryland law to add such provisions to our bylaws, the scope of that power is uncertain. We believe that an express authorization in our declaration of trust for our board to adopt bylaw provisions designed to enforce our share ownership limitations would make their effectiveness more certain. Our board does not currently intend to adopt any particular additional bylaw provisions relating to restrictions on the transfer of our shares.

In addition to applicable regulatory requirements, our declaration of trust requires, with limited exceptions, that a majority of our board be “Independent Trustees,” as defined in Section 1.4(k) of our declaration of trust. This definition is different from definitions used by the NYSE and others. Among other things, the declaration of trust states that an individual may not be an Independent Trustee if he or she is an affiliate of, or has any material business or professional relationship with, any person or entity as to which our board has granted a waiver from the 8.5% share ownership limitation in accordance with the applicable provisions of the declaration of trust. To conform to the proposed change in the ownership limitation described above, we propose to change that percentage in the definition of “Independent Trustee” contain in Section 1.4(k) of our declaration of trust from 8.5% to 9.8%.

The text of the proposed amendments is attached as Appendix A to this proxy statement. Appendix A is marked to show all of the changes that would be made to our declaration of trust if this Item 2 is approved.

The board recommends a vote FOR Item 2.

Item 3.                        Approval of an amendment to our declaration of trust that will provide the board of trustees with the power to amend our declaration of trust to change our name.

We believe that our company name may not clearly indicate our primary investment strategy of owning commercial real estate located throughout the United States. We have not made a determination at this point to change our name, but we periodically consider alternative names. Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the board to amend the declaration of trust to change the trust’s name without shareholder approval. We are proposing to amend Section 1.1 of our declaration of trust to provide our board with that power.

The text of the proposed amendment is attached as Appendix B to this proxy statement. Appendix B is marked to show all of the changes that would be made to our declaration of trust if Item 3 is approved.

The board recommends a vote FOR Item 3.

Item 4.                        Approval of amendments to our declaration of trust that permit us to issue shares without certificates and remove our obligation to deliver certain reports to our shareholders.

The board is proposing changes to our declaration of trust that will permit us to issue shares without physical certificates and that will remove the requirement that we deliver certain reports to our shareholders. We believe these changes will reduce costs associated with the issuances and transfers of shares and communications to our shareholders. We also believe that the requirement for certificated shares does not reflect current transfer agent practices, which in many instances rely on book entry registration of ownership. We believe it is appropriate that we, like the majority of other public companies, should be permitted to prepare and deliver or make reports available to shareholders in accordance with regulatory requirements and without regard to any special charter provisions.

The text of the proposed amendments is attached as Appendix C to this proxy statement. Appendix C is marked to show all of the changes that would be made to our declaration of trust if Item 4 is approved.

The board recommends a vote FOR Item 4.

Item 5.                        Approval of the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 2 through 4.

We are submitting Item 5 for consideration at the meeting to authorize the named proxies to approve one or more adjournments or postponements of the meeting if there are insufficient votes to approve Items 2 through 4. Item 5 relates only to an adjournment or postponement of the meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve any of Items 2 through 4. We retain full authority to adjourn or postpone the meeting for any other purpose, including absence of a quorum, without the consent of any of our shareholders.

The board recommends a vote FOR Item 5.

EXECUTIVE OFFICERS

The following are the ages and recent principal occupations as of March 24, 2006, of each of our executive officers who is not a nominee or trustee:

JOHN A. MANNIX, Age: 50

Mr. Mannix has been our President and Chief Operating Officer since 1999. Mr. Mannix is a Vice President of and has served in various capacities with RMR and its affiliates for over five years. Mr. Mannix is a member of the Urban Land Institute and the Greater Boston Real Estate Board’s Real Estate Finance Association.

JOHN C. POPEO, Age: 45

Mr. Popeo has been our Treasurer, Chief Financial Officer and Secretary since 1999. Mr. Popeo is a Vice President of and has served in various capacities with RMR and its affiliates for over five years. Mr. Popeo is a certified public accountant.

DAVID M. LEPORE, Age: 45

Mr. Lepore has been one of our Senior Vice Presidents since 1998 and is primarily responsible for building operations and acquisition diligence. Mr. Lepore is a Vice President of and has been employed in various capacities by RMR and its affiliates for over five years. Mr. Lepore is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Properties and is a certified real property administrator.

JENNIFER B. CLARK, Age: 44

Ms. Clark has been one of our Senior Vice Presidents and is a Vice President of, and has been employed by, RMR since 1999. Ms. Clark is primarily responsible for leasing our office properties and tenant relations.

Except as noted, there are no family relationships among any of our trustees or executive officers. Our executive officers serve at the discretion of our board.

OTHER INFORMATION

Compensation of Executive Officers

We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2005 are described in “Certain Relationships and Related Transactions.”

Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR conducts our day to day operations and compensated Messrs. Martin, Barry Portnoy, Mannix, Adam Portnoy, Popeo and Lepore and Ms. Clark in connection with their services rendered to RMR and to us. None of our executive officers has an employment agreement with RMR or with us. The following table provides summary long term compensation information for incentive share awards made for the past three years to our executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Restricted Share Awards(1)
John A. Mannix	2005	$51,640
President and Chief Operating Officer	2004	$43,000
	2003	$32,480
Adam Portnoy	2005	$51,640
Executive Vice President	2004	$43,000
John C. Popeo	2005	$51,640
Treasurer, Chief Financial Officer and Secretary	2004	$43,000
	2003	$23,200
David M. Lepore	2005	$51,640
Senior Vice President	2004	$43,000
	2003	$18,560
Jennifer B. Clark	2005	$51,640
Senior Vice President	2004	$43,000
	2003	$18,560

(1)          All incentive share awards provide that one third of each award vests on the grant date and one third vests on or about each of the next two anniversaries following the grant. In the event an executive officer granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR during the vesting period, the common shares which have not yet vested may be repurchased by us for nominal consideration. Vested and unvested shares awarded under our incentive share award plan are entitled to distributions. The dollar amounts shown in the table represent the vested and unvested total number of our common shares awarded during the year shown multiplied by the closing price for our common shares on the NYSE on the date of grant.

At December 31, 2005, Messrs. Mannix, Adam Portnoy, Popeo and Lepore and Ms. Clark owned 24,000, 8,000, 19,000, 17,000 and 13,500 common shares, respectively, which were granted under our incentive share award plans since 1997 and include both vested and unvested common shares. Based on a closing price of $10.35 per share for our common shares on December 30, 2005, these common shares had a value of $248,400, $82,800, $196,650, $175,950 and $139,725 respectively.

Performance Graph—Comparison of Cumulative Total Return

The graph below shows the cumulative total shareholder returns on our common shares (assuming a $100 investment on December 31, 2000) for the past five years as compared with (a) the National Association of Real Estate Investment Trusts Inc.’s, or NAREIT, index of all tax qualified real estate investment trusts listed on the NYSE, the American Stock Exchange and the Nasdaq National Market System, and (b) the Standard & Poor’s 500 Index. The graph assumes reinvestment of all cash distributions. In addition, the Five Star shares we distributed to our shareholders of record on December 17, 2001, are assumed sold on December 17, 2001, and the proceeds immediately reinvested in our common shares. We received shares of Five Star through our ownership of common shares of SNH; Five Star was a wholly owned subsidiary of SNH prior to being spun off by SNH on December 31, 2001.

Compensation Committee Report

The company developed and implemented the present incentive share award plan in recognition of the following circumstances. First, the company’s common shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because the executive officers are employees of RMR and receive their salary compensation from RMR, the trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and the company’s shareholders, and (b) recognize that the executive officers perform certain duties on the company’s behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the contracts with RMR. In granting incentive share awards, we considered factors such as the amount and terms of the incentive shares previously granted to the executive officers and the amount of time spent and complexity of the duties performed by executive officers. We have imposed, and may impose, vesting and other conditions on the granted common shares which may encourage recipients of share awards to remain with the company and RMR.

In 2005, Mr. Mannix, President and Chief Operating Officer, Mr. Adam Portnoy, Executive Vice President, Mr. Popeo, Treasurer, Chief Financial Officer and Secretary, and Mr. Lepore and Ms. Clark, Senior Vice Presidents, each received a grant of 4,000 common shares, 1,333 of which vested immediately upon grant and 1,333 and 1,334 of which will vest in 2006 and 2007, respectively. In addition to shares granted to the executive officers listed above, 19,600 common shares were granted to other employees of RMR in 2005. The determination of the number of common shares granted to these individuals was based on the number of common shares previously granted to them, the fair market value of the common shares granted, and our opinion as to the value of the services performed by each individual.

Payments to RMR are described in “Certain Relationships and Related Party Transactions.”

COMPENSATION COMMITTEE
Frederick N. Zeytoonjian, Chairman
Tjarda Clagett
Patrick F. Donelan

Audit Committee Report

In the course of our oversight of the company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2005; (2) discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) discussed with the independent registered public accounting firm their independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining their independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the audit committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

AUDIT COMMITTEE
Patrick F. Donelan, Chairman
Tjarda Clagett
Frederick N. Zeytoonjian

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common shares by each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares, and by each of our trustees, nominees for trustee and executive officers, individually and as a group, as of March 24, 2006. Unless otherwise indicated, each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address(2)	Number of Shares	Percent
Beneficial Owners of More Than 5% of Our Common Shares
Barclays Global Investors, N.A.(3)	13,375,841	6.4%
Trustees, Nominees for Trustee and Executive Officers
Tjarda Clagett(4)(5)	459,500	*
Jennifer B. Clark(6)	16,083	*
Patrick F. Donelan(5)	6,000	*
William A. Lamkin	0	*
David M. Lepore(6)	17,000	*
John A. Mannix(6)	33,117	*
Gerard M. Martin(7)(8)	671,563	*
John C. Popeo(6)	19,000	*
Adam D. Portnoy(6)(8)(9)	1,008,000	*
Barry M. Portnoy(8)(10)	1,671,563	*
Frederick N. Zeytoonjian(5)(8)(11)	26,000	*
All trustees, nominees and executive officers as a group (eleven persons)(4)(5)(6)(7)(8)(9)(10)(11)	2,927,826	1.4%

                * Less than 1% of our common shares.

      (1) Our declaration of trust currently places restrictions on the ability of any person or group to acquire beneficial ownership of more than 8.5% of any class of our shares.

      (2) The address of each of our trustees, nominees for trustee and executive officers is c/o HRPT Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

      (3) This information is as of December 31, 2005 and is based solely on a Schedule 13G filed with the SEC on January 30, 2006 by Barclays Global Investors, NA. Based on the information provided in such Schedule 13G, the relevant members of the filing group, together with their respective addresses are: Barclays Global Investors, NA, 45 Freemont Street, San Francisco, CA 94105, Barclays Global Fund Advisors, 45 Freemont Street, San Francisco, CA 94105, and Barclays Global Investors, Ltd., 1 Royal Mint Court, London, EC3N 4HH; these entities report sole voting power over 10,454,407 shares, 1,452,861 shares and 250,606 shares, respectively, and sole dispositive power over 11,664,036 shares, 1,454,621 shares and 257,184 shares, respectively.

      (4) Mr. Clagett owns 223,500 common shares directly, 200,000 common shares jointly with his two sisters and 36,000 common shares in trusts for the benefit of his children. Mr. Clagett may be deemed to have beneficial ownership of the 200,000 common shares owned jointly with his two sisters and the 36,000 common shares owned in trusts for the benefit of his children; however, Mr. Clagett disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

      (5) Includes the annual grant of 1,500 common shares in 2005, 1,500 common shares in 2004 and 500 common shares in years prior to 2004 as part of the annual compensation to each independent trustee.

      (6) Includes the following common shares granted under our incentive share award plans which have not vested: Ms. Clark—4,001 shares; Mr. Lepore—4,001 shares; Mr. Mannix—4,001 shares; Mr. Popeo—4,001 shares; and Mr. Adam Portnoy—4,001 shares.

      (7) Includes 46,415 common shares owned directly and 625,148 common shares owned by a corporation of which Mr. Martin is the sole shareholder.

      (8) Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust, the sole member of RMR. RMR is the manager of SNH, which owns 1,000,000 of our common shares. RMR and Messrs. Barry Portnoy and Adam Portnoy may be deemed to have beneficial ownership of the common shares owned by SNH; however, each disclaims beneficial ownership of these shares. Under applicable regulatory definitions, Messrs. Martin and Zeytoonjian, who are, respectively, a managing trustee and an independent trustee, of SNH, may also be deemed to have beneficial ownership of SNH’s 1,000,000 common shares; however, Messrs. Martin and Zeytoonjian each disclaim beneficial ownership of such shares.

      (9) Mr. Adam Portnoy owns 8,000 common shares directly.

(10) Mr. Barry Portnoy owns 46,415 common shares directly and is the sole shareholder of a corporation which owns 625,148 shares.

(11) Includes 8,000 common shares owned by Mr. Zeytoonjian’s wife. Mr. Zeytoonjian disclaims beneficial ownership of these shares.

Certain Relationships and Related Transactions

In 1999, we distributed a majority of the shares of our subsidiary, SNH, to our shareholders. In order to effect this spin off and to govern relations after the spin off, we entered into a transaction agreement with SNH, pursuant to which it was agreed that so long as (1) we own more than 10% of SNH; (2) we and SNH engage the same manager; or (3) we and SNH have one or more common managing trustees; then we will not invest in properties involving senior housing without the prior consent of SNH’s independent trustees, and SNH will not invest in office buildings, including medical office buildings and clinical laboratory buildings, without the prior consent of our independent trustees. If an investment involves both office and senior housing components, the character of the investment will be determined by building area, excluding common areas, unless our board and SNH’s board otherwise agree at the time. These provisions do not apply to any investments held by us at the time of the spin off. Also as part of the transaction agreement, SNH agreed to subject its ability to waive ownership restrictions contained in its declaration of trust to the consent of our trustees so long as we own more than 9.8% of SNH’s outstanding voting or equity interests. We currently own 10.7% of SNH’s outstanding common shares.

RMR originates and presents investment opportunities and provides administrative services to us under an agreement which is subject to annual renewal by the compensation committee of our board,

which is comprised of our independent trustees. RMR is compensated at an annual rate equal to 0.7% of our average real estate investments, as defined, up to the first $250 million of such investments and 0.5% thereafter, plus an incentive fee based upon increases in funds from operations per share, as defined. The incentive fee payable to RMR is paid in common shares. Aggregate fees earned by RMR during 2005 for these services were $26.9 million, including $1.2 million as an incentive fee which will be paid in common shares in April 2006. Our compensation committee has approved the renewal of the RMR agreement for its current term.

We also have agreements with RMR under which RMR provides property management services for us. Fees paid to RMR under these property management agreements are based on a formula, generally 3% of gross collected rents as a property management fee and 5% of gross construction costs as a construction management fee. RMR does not receive any acquisition, disposition, financing or leasing fees or commissions from us. Total management fees paid to RMR for 2005 were $22.5 million. RMR rents office space from us; during 2005, RMR paid to us rents of $495,000 for office space. Our compensation committee has approved the continuation of the property management agreements. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides management services. We pay a pro rata share of RMR’s costs in providing that function. Our audit committee approves the identity and salary of the individual serving as our director of internal audit, as well as a proportionate share of these costs which we pay ($106,938 in 2005). Prior to October 1, 2005, RMR was beneficially owned by Barry Portnoy and Gerard M. Martin, our current managing trustees. Effective October 1, 2005, Barry Portnoy and his son, Adam Portnoy, who is our Executive Vice President and a candidate for election to our board, acquired Mr. Martin’s ownership in RMR. Mr. Martin remains a director of RMR and, together with Mr. Barry Portnoy, continues to serve as one of our current managing trustees. All transactions between us and RMR are approved by our independent trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2005, all filing requirements applicable to our executive officers, trustees and greater than 10% shareholders were timely met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2005. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

The fees for services provided by Ernst & Young LLP to us in the last two fiscal years were as follows:

	FY 2004	FY 2005
Audit Fees	$692,350	$727,350
Audit-Related Fees	71,700	135,000
Tax Fees	14,885	11,500
Subtotal	778,935	873,850
All Other Fees	—	—
Ernst & Young LLP Total Fees	$778,935	$873,850

Our audit committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our audit committee or the services are included within a category which has been pre-approved by our audit committee. The maximum charge for services is established by the audit committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, management is required to notify the audit committee when pre-approved services are undertaken and the committee or its chairman may approve amendments or modifications to the engagement or the maximum fees. Our director of internal audit is responsible to report to our audit committee regarding compliance with these policies and procedures.

Our audit committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our audit committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

All services for which we engaged our independent registered public accounting firm in 2004 and 2005 were approved by our audit committee. The total fees we paid to Ernst & Young LLP for services in 2004 and 2005 are set forth above. Audit-related fees relate to audit-related services provided with respect to leases and potential acquisitions. The only other non-audit fees we paid to Ernst & Young LLP in 2004 and 2005 were for tax services. These tax services involved reviewing our tax reporting and tax compliance procedures. Our audit committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP’s providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other record holders of our common shares may participate in the practice of “householding” proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement or annual report may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Investor Relations, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458, telephone (617) 332-3990. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

By Order of the Board
JOHN C. POPEO, Secretary
Newton, Massachusetts
March 31, 2006

APPENDIX A

WORDS THAT ARE UNDERLINED AND IN BRACKETS WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED FROM OUR DECLARATION OF TRUST

1.4.(k)   Independent Trustee.   “Independent Trustee” shall mean a Trustee who, in his individual capacity, (i) is neither an Affiliate of, nor has any material business or professional relationship with, the Advisor or any other Person whom the Trustees may pursuant to Section 6.14(c) hereof permit to purchase in excess of ~~8.5%~~[9.8%] of the Trust’s Shares (provided, however, that any Trustee affiliated with an underwriter shall not cease to be an Independent Trustee solely on the basis of such underwriter’s purchase of Shares in connection with any public offering of the Trust’s Shares), and (ii) does not perform any services for the Trust except as Trustee.

6.14   Shareholders’ Disclosure; Trustees’ Right to Refuse to Transfer Shares; Limitation on Holdings; Redemption of Shares.

(a)   The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary or appropriate to comply with the REIT provisions of the Internal Revenue Code or to comply with the requirements of any taxing authority or governmental agency.

(b)   Whenever in good faith the Trustees deem it reasonably necessary to protect the status of the Trust as a REIT they may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned, directly or indirectly, by him and any related Person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be binding upon any proposed transferee of Shares, any proposed transfer would jeopardize the status of the Trust as a REIT, the Trustees shall have the right, but not the duty, to refuse to permit such transfer.

(c)   The Trustees, by notice to the holder thereof, may purchase any or all Shares that have been transferred pursuant to a transfer which, in the opinion of the Trustees, would jeopardize the status of the Trust as a REIT. Without limiting the generality of the foregoing, as a condition to the transfer and/or registration of transfer of any Shares which could result in direct or indirect ownership (as hereinafter defined) of Shares representing more than ~~8.5%~~[9.8%] in value of the total Shares outstanding (the “Excess Shares”) becoming concentrated in the hands of one owner other than an Excepted Person, such potential owner shall file with the Trust the statement or affidavit described in subsection (b) of this Section 6.14 no later than the fifteenth day prior to any transfer, registration of transfer or transaction which, if consummated, would result in such ownership.

The Trustees shall have the power (i) by lot or other means deemed equitable by them to call for the purchase from the beneficial owner or the Shareholder of such Excess Shares, and (ii) to refuse to transfer or issue Shares to any Person whose acquisition of such Shares would, in the opinion of the Trustees, result in the direct or indirect beneficial ownership of any Excess Shares by a person other than any of the Excepted Persons. The purchase price for any Excess Shares shall be equal to the fair market value of the Shares reflected in the closing sale price for the Shares, if then listed on a national securities exchange, or such price for the Shares on the principal exchange if then listed on more than one national securities exchange, or if the Shares are not then listed on a national securities exchange, the latest bid quotation for the Shares if then traded over-the-counter, on the last trading day immediately preceding the day on which notices of such acquisition are sent, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such Shares as determined by the Trustees in accordance with the provisions of applicable law. Prompt payment of the purchase price shall be made in cash by the Trust in such manner as may be determined by the Trustees. From and after the date fixed for purchase by the Trustees, and so long as payment of the purchase price for the Shares to be so redeemed shall have been made or duly provided for, the holder of any Excess Shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Shares, options, warrants or other securities convertible into Shares that would create a direct or indirect beneficial owner of Excess Shares other than any of the Excepted Persons shall be deemed void ab initio and the intended transferee shall be deemed never to have an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Shares, options, warrants or other securities convertible into Shares shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Shares and to hold such Shares on behalf of the Trust.

The following persons are “Excepted Persons”: (i) the Advisor, (ii) persons to whom the Advisor’s Share ownership is attributed or whose Share ownership is attributed to the Advisor, or (iii) other persons approved by the Trustees, at their option and in their sole discretion, provided only that such approval shall not be granted to any person whose ownership of more than ~~8.5%~~[9.8%] in value of the total Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a REIT.

(d)   Notwithstanding any other provision in this Declaration of Trust or the Bylaws, the foregoing provision may not be amended or repealed without the affirmative vote of 75% of the Shares entitled to vote.

(e)   Notwithstanding any other provision of this Declaration of Trust to the contrary, any purported acquisition of Shares of the Trust (whether such purported acquisition results from the direct or indirect acquisition or ownership (as hereafter defined) of Shares) which would result in the disqualification of the Trust as a REIT shall be null and void. Any such Shares may be treated by the Trustees in the manner prescribed for Excess Shares in subsection (c) of this Section 6.14.

(f)    Nothing contained in this Section 6.14 or in any other provision of this Declaration of Trust shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust’s status as a REIT.

(g)   If any provision of this Section 6.14 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 6.14 may be inconsistent with any other provision of this Declaration of Trust, this Section 6.14 shall be controlling.

(h)   It shall be the policy of the Trustees to consult with the appropriate officials of any stock exchange on which the relevant Shares of the Trust are listed as far as reasonably possible in advance of the final exercise (at any time when the Shares are listed on such exchange) of any powers granted by subsections (b) or (c) of this Section 6.14.

(i)    For purposes of this Declaration of Trust, Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Shares, as defined as of September 1, 1986 in Rule 13d-3 under the Securities Exchange Act of 1934 and/or would be considered to own such Shares by reason of the attribution rules of Section 544 or Section 856(d)(5) of the Internal Revenue Code.

[(j)   The Trustees may, in their sole discretion, adopt, amend or repeal Bylaws providing additional alternative measures to enforce the ownership limitations set forth in paragraphs (b) and (c) above, including, without limitation, alternative powers to those set forth in paragraph (c)(i) above.]

APPENDIX B

WORDS THAT ARE UNDERLINED AND IN BRACKETS WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED FROM OUR DECLARATION OF TRUST

1.1.   Name.   The name of the Trust created by this Declaration of Trust shall be “HRPT Properties Trust” and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally nor to the officers, agents, employees or Shareholders of the Trust or of such Trustees. ~~Under circumstances under which the Trustees determine that the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change that name, they may use such other designation or they may adopt another name under which the Trust may hold property or conduct its activities.~~ [The Trustees may, at any time, without any action by the Shareholders, amend the Declaration of Trust to change the name of the Trust.]

8.3.   Amendment Procedure.   This Declaration may be amended (except that the provisions governing the personal liability of the Shareholders, Trustees and of the officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders may not be amended in any respect that could increase the personal liability of such Shareholders, Trustees or officers, employees and agents of the Trust) at a meeting of Shareholders by holders of Shares representing a majority (or, with respect to amendments of Article V, amendments to the provisions of Section 8.1, amendments to this Section 8.3 that would reduce the percentage vote required to approve any amendments to this Declaration, and with respect to amendments inconsistent with Sections 2.1, 6.14 and 6.15, seventy-five percent (75%)) of the total number of votes authorized to be cast in respect of Shares then outstanding and entitled to vote thereon. The approval of a majority of the Trustees (including a majority of the Independent Trustees) shall also be required for any such amendment. Two-thirds (2/3) of the Trustees may, after fifteen (15) days written notice to the Shareholders, also amend this Declaration without the vote or consent of Shareholders if in good faith they deem it necessary to conform this Declaration to the requirements of the REIT Provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so. Actions by the Trustees pursuant to [Section 1.1,] Section 6.1[,] or ~~pursuant to~~ Section 9.6(a) that result in an amendment to this Declaration shall be effected without the vote or consent of Shareholders.

APPENDIX C

WORDS THAT ARE UNDERLINED AND IN BRACKETS WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED FROM OUR DECLARATION OF TRUST

6.2.   Certificates.   [At the election of the Trust,] ~~O~~[o]wnership of Shares ~~shall~~[may] be evidenced by certificates~~. Every Shareholder shall be entitled to receive a certificate,~~ in such form as the Trustees shall from time to time approve, specifying the number of Shares of the applicable class held by such Shareholder. Subject to Sections 6.6 and 6.14(c) hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the Shares represented thereby, of a Maryland business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman, if any, and the President and shall be countersigned by a transfer agent, and registered by a registrar if any, and such signatures may be facsimile signatures in accordance with Section 3.2(d) hereof. There shall be filed with each transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

In furtherance of the provisions of Sections 6.1 and 6.14(c) hereof, each Certificate evidencing Shares shall contain a legend imprinted thereon to substantially the following effect or such other legend as the Trustees may from time to time adopt:

REFERENCE IS MADE TO THE DECLARATION OF TRUST OF THE TRUST FOR A STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF SHARES THAT THE TRUST IS AUTHORIZED TO ISSUE, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES OF ANY PREFERRED OR SPECIAL CLASS OF SHARES IN SERIES, TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. ANY SUCH STATEMENT SHALL BE FURNISHED WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH REQUIREMENTS OF THE INTERNAL REVENUE CODE RELATING TO REAL ESTATE INVESTMENT TRUSTS, THE SHARES ~~REPRESENTED~~ [EVIDENCED] BY THIS CERTIFICATE MAY BE REDEEMED BY THE TRUST AND/OR THE TRANSFER THEREOF MAY BE PROHIBITED ALL UPON THE TERMS AND CONDITIONS SET FORTH IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

6.11.   ~~Reports to Shareholders~~. [Reserved.]

~~(a)   Not later than ninety (90) days after the close of each fiscal year of the Trust following the end of fiscal year 1986, the Trustees shall mail or deliver a report of the business and operations of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. Subject to Section 8-401 of the Annotated Code of Maryland, the report (the “Annual Report”) shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet, an income statement and a surplus statement, each prepared in accordance with generally accepted accounting principles. Such financial statements shall be certified by an independent public accountant based on a full examination of the books and records of the Trust~~

~~conducted in accordance with generally accepted auditing procedure. Manually signed copies of the Annual Report and of the auditor’s certificate will be filed with the Maryland Department of Assessments and Taxation. A manually signed copy of the accountant’s report shall be filed with the Trustees.~~

~~(b)   Not less than forty-five (45) days after the end of each of the first three fiscal quarters the Trustees shall send interim reports to the Shareholders containing financial information which may be unaudited and otherwise having such form and content as the Trustees deem proper.~~

HRPT Properties Trust

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 23, 2006

9:30 a.m.

400 Centre Street
Newton, MA 02458

[Logo of HRPT Properties Trust]	HRPT Properties Trust 400 Centre Street Newton, MA 02458	proxy

This proxy is solicited on behalf of the Board of Trustees for use at the Annual Meeting on May 23, 2006.

The undersigned shareholder of HRPT Properties Trust, a Maryland real estate investment trust, or the Company, hereby appoints John A. Mannix, Gerard M. Martin and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held at the Company’s offices at 400 Centre Street, Newton, Massachusetts on Tuesday, May 23, 2006 at 9:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR TRUSTEE LISTED IN ITEM 1 AND “FOR” THE APPROVAL OF EACH OF ITEMS 2 THROUGH 5. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

See reverse for voting instructions.

The Board of Trustees Recommends a Vote FOR the Proposals.

1.	To elect two trustees in	(01)	William A. Lamkin	☐	Vote FOR all	☐	Vote WITHHELD
	Group II to our board.	(02)	Adam D. Portnoy		nominees (except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.

To approve amendments to our declaration of trust that increase certain of our beneficial ownership limitations from 8.5% to 9.8% of the value of our total shares outstanding, and provide that our bylaws may include measures to enforce those ownership limitations, in addition to the mechanisms currently provided in our declaration of trust.

☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN
3.	To approve an amendment to our declaration of trust that will provide the board of trustees with the power to amend our declaration of trust to change our name.	☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN
4.	To approve amendments to our declaration of trust that permit us to issue shares without certificates and remove our obligation to deliver certain reports to our shareholders.	☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN
5.

To approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 2 through 4.

☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN
6.

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.